UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	May 15, 2009

ORION ENERGY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2210 Woodland Drive, Manitowoc, Wisconsin 54220
(Address of principal executive offices, including zip code)
(920) 892-9340
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

        On May 15, 2009, Orion Energy Systems, Inc. (the “Company”) entered into a First Amendment (the “First Amendment”) to its $25 million Credit Agreement (the “Credit Agreement”), dated as of March 18, 2008, by and among the Company, Great Lakes Energy Technologies, LLC (a wholly owned subsidiary of the Company) and Wells Fargo Bank, National Association (the “Bank”). The First Amendment was effective as of March 31, 2009. The First Amendment added a liquid assets maintenance covenant to the Credit Agreement and modified the Credit Agreement’s covenants relating to net income; capital expenditures; and merger, consolidation and transfer of assets. The First Amendment also added two subsidiaries of the Company as guarantors under the Credit Agreement and memorialized the Bank’s consent to the Company’s previously announced share repurchase programs. As of May 15, 2009, the Company had no borrowings outstanding under the Credit Agreement.

        The description of the First Amendment set forth above is qualified in its entirety by reference to the First Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

a.	Not applicable.

b.	Not applicable.

c.	Not applicable.

d.	Exhibits. The following exhibit is being filed herewith:

(10.1)	First Amendment, dated May 15, 2009, to the Credit Agreement, dated as of March 18, 2008, among the Company, Great Lakes Energy Technologies, LLC, and Wells Fargo Bank, National Association.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: May 15, 2009	By: /s/ Neal R. Verfuerth
Neal R. Verfuerth
President and Chief Executive Officer

ORION ENERGY SYSTEMS, INC.
FORM 8-K
EXHIBIT INDEX

Exhibit Number

(10.1)	First Amendment, dated May 15, 2009, to the Credit Agreement, dated as of March 18, 2008, among the Company, Great Lakes Energy Technologies, LLC, and Wells Fargo Bank, National Association.

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